Exhibit 99.1

Pier 1 Imports, Inc. Announces First Quarter Sales

FORT WORTH, Texas--(BUSINESS WIRE)--June 3, 2010--Pier 1 Imports, Inc. (NYSE:PIR) today reported that comparable store sales for the first quarter ended May 29, 2010 increased 14.3%. Last year’s comparable store sales declined 7.5% for the first quarter ended May 30, 2009. Total sales for the quarter improved to $306 million compared to $281 million in the year ago quarter.

Alex W. Smith, President and Chief Executive Officer said, “We are extremely pleased with our first quarter sales increases. Comp store sales continue to be driven by consistent increases in conversion rate, average ticket and traffic. As previously reported, March sales benefited from the earlier Easter holiday but business was solid throughout April and May ending with a strong Memorial Day weekend. All major merchandise categories performed well during the quarter and the variations in the performance geographically were much less than last year. We look forward to discussing our first quarter results in detail during our upcoming conference call.”

Conference Call Information

The Company will host a conference call to discuss first quarter results at 10:00 a.m. Central Time on June 17, 2010. Investors will be able to connect to the call through the Company’s website at www.pier1.com. The conference call can be accessed by linking through to the “Investor Relations” page to the “Events” page, or you can listen to the conference call by calling 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 73268036.

Financial Disclosure Advisory

Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. Any forward-looking projections or statements should be considered in conjunction with the cautionary statements and risks contained in the Company’s Annual Report on Form 10-K. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400